Exhibit 32

LIGHTPATH TECHNOLOGIES, INC.

Certifications of Chief Executive Officer and Acting Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of LightPath Technologies, Inc. (the “Company”) does hereby certify, to the best of such officer’s knowledge, that:

1. The Quarterly Report on Form 10-Q of the Company for the quarterly period ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 14, 2005	/s/ Kenneth Brizel
Kenneth Brizel,
Chief Executive Officer

Dated: February 14, 2005	/s/ Kenneth Brizel
Kenneth Brizel,
Acting Chief Financial Officer

The certifications set forth above are being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to LightPath Technologies, Inc. and will be retained by LightPath Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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